Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 4: SC Fundamental, LLC

Date of Earliest Transaction Required to be Reported: December 7, 2015

Issuer Name and Ticker Symbol: Texas Rare Earth Resources Corp, (TRER)

Names:	SC Fundamental Value Fund, LP, SC Fund Management LLC Profit Sharing Plan, Peter M. Collery, SC Fundamental, LLC, Neil H. Koffler, John T. Bird and David H. Hurwitz

Address:	SC Fundamental, LLC
747 Third Avenue, 27th Floor
New York, NY 10017

Signatures:

The undersigned, SC Fundamental Value Fund, LP, SC Fundamental, LLC, SC Fund Management LLC Profit Sharing Plan, John T Bird, David H, Hurwitz, Peter M. Collery and Neil H. Koffler, are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with respect to the beneficial ownership of securities of Texas Rare Earth Resources Corp.

SC FUNDAMENTAL VALUE FUND, LP

By: SC FUNDAMENTAL, LLC, its general partner

By: /s/ Neil H. Koffler

Neil H. Koffler, Vice President of SC Fundamental, LLC, its General Partner

SC FUND MANAGEMENT LLC PROFIT SHARING PLAN

By: /s/ Peter Collery, its trustee

Peter Collery, Trustee

SC FUNDAMENTAL, LLC

By: /s/ Neil H. Koffler

Neil H. Koffler, Vice President

JOHN T. BIRD

By: /s/ John T. Bird

John T. Bird

DAVID H. HURWITZ

By: /s/ David H. Hurwitz

David H. Hurwitz

PETER M. COLLERY

By: /s/ Peter M. Collery

Peter M. Collery

NEIL H. KOFFLER

By: /s/ Neil H. Koffler

Neil H. Koffler